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                                                                    EXHIBIT 23.1


SNODGRASS
Certified Public Accountants and Consultants


Board of Directors
Belmont Bancorp.

     We consent to incorporation by reference in the registration statement of Belmont Bancorp. on Form S-8 of our report dated May 19, 1999, on our audits of the consolidated financial statements of Belmont Bancorp. and subsidiaries as of December 31, 1998, and for the years ended December 31, 1998 and 1997, which report is included in the Annual Report on Form 10-K of Belmont Bancorp. for the year ended December 31, 1999.


/s/ S.R. SNODGRASS, A.C.

Wheeling, West Virginia

September 11, 2000